                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CREDENCE SYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                         CREDENCE SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common Stock
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     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

     ---------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------


     (5) Total fee paid:

     --------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------


     (3) Filing Party:

     ---------------------------------------------------------------------------


     (4) Date Filed:

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/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                         CREDENCE SYSTEMS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 26, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Credence Systems Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, March 26, 1997, at 10:00 a.m. local time, at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two directors to serve for a three-year term ending in the year 2000 or until their successors are elected and qualified;

  2. To approve a series of amendments to the Company's 1993 Stock Option Plan, including an increase to the number of shares of Common Stock reserved for issuance thereunder by an additional 500,000 shares to a total of 4,125,001 shares;

  3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 200,000 shares to a total of 500,000 shares and to extend the termination date of such plan from December 31, 1998 to December 31, 2003;

  4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 1997; and

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on February 3, 1997 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                      /S/ WILMER R. BOTTOMS
                                      ----------------------------------
                                          Dr. Wilmer R. Bottoms
                                          Chief Executive Officer

February 20, 1997
Fremont, California

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROXY STATEMENT...........................................................   1
MATTERS TO BE CONSIDERED AT ANNUAL MEETING................................   2
  PROPOSAL ONE--ELECTION OF DIRECTORS.....................................   3
  PROPOSAL TWO--APPROVAL OF AMENDMENTS TO 1993 STOCK OPTION PLAN..........   5
  PROPOSAL THREE--APPROVAL OF AMENDMENTS TO THE 1994 EMPLOYEE STOCK
                  PURCHASE PLAN...........................................  13
  PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS.....................  18
  OTHER MATTERS...........................................................  18
OWNERSHIP OF SECURITIES...................................................  19
EXECUTIVE COMPENSATION AND RELATED INFORMATION............................  20
SUMMARY COMPENSATION TABLE................................................  20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  24
COMPENSATION COMMITTEE REPORT.............................................  24
COMPARISON OF STOCKHOLDER RETURN..........................................  27
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934......  28
ANNUAL REPORT.............................................................  28
FORM 10-K.................................................................  28

                         CREDENCE SYSTEMS CORPORATION
                              215 FOURIER AVENUE
                           FREMONT, CALIFORNIA 94539

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 26, 1997

GENERAL

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Credence Systems Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 26, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Company's headquarters on 215 Fourier Avenue, Fremont, California 94539. These proxy solicitation materials were mailed on or about February 20, 1997, to all stockholders entitled to vote at the Annual Meeting.

VOTING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 3, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 21,824,423 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 3, 1997. Stockholders may not cumulate votes in the election of directors. Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

PROXIES

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the two directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received no later than October 21, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the year 2000 annual meeting of stockholders or until their successors have been elected and qualified. All nominees are currently directors of the Company with terms expiring at the Annual Meeting. If this proposal is approved, the Board will consist of five persons, with two classes of directors consisting of two persons and one class consisting of one person.

  Both nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE YEAR 2000 ANNUAL STOCKHOLDERS' MEETING

  Henk J. Evenhuis, 53, has served as a Director of the Company since September 1993. Mr. Evenhuis has been the Executive Vice President and Chief Financial Officer of Lam Research Corporation ("Lam"), a semiconductor capital equipment manufacturer since July 1989. Mr. Evenhuis joined Lam in April 1987 as Vice President of Finance and Administration, Chief Financial Officer and Secretary. From 1983 to 1987, Mr. Evenhuis served as Chief Financial Officer of Ferix Corporation, Trimedia Corporation and Corvus Systems, Inc.

  Bernard V. Vonderschmitt, 73, has served as a Director of the Company since August 1993. Mr. Vonderschmitt co-founded Xilinx, Inc. ("Xilinx"), a supplier of field programmable gate arrays, in February 1984. Mr. Vonderschmitt has been the Chairman of the Board of Xilinx since January 22, 1996 and served as Chief Executive Officer of Xilinx from February 1984 to January 21, 1996. From 1981 to 1984, he was Vice President of the Microprocessor Division of Zilog, Inc., a semiconductor manufacturer. Mr. Vonderschmitt held various management positions at RCA Corporation for 20 years, most recently as the Vice President of the Solid State Division. Mr. Vonderschmitt serves on the boards of directors of Xilinx, Chips and Technologies, Inc., International Microelectronics Products, Inc. and Sanmina Corporation, as well as several private companies.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 1998 ANNUAL STOCKHOLDERS'
MEETING

  Jos C. Henkens, 44, has served as a Director of the Company since February 1985. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, since January 1983. Mr. Henkens also serves on the boards of directors of Actel Corporation, a semiconductor manufacturer, ParcPlace-Digitalk, Inc., a software company, and various private companies.

  William G. Howard, Jr., 55, has served as a Director of the Company since February 1995. Dr. Howard has been a self-employed consultant for various semiconductor and microelectronics companies since January 1991. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc. between 1969 to 1987, most recently as Senior Vice President and Director of Research and Development. Dr. Howard serves on the boards of directors of VLSI Technology, Inc., BEI Electronics, Inc., Xilinx, and Ramtron International, Inc., as well as several private companies.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 1999 ANNUAL STOCKHOLDERS'
MEETING

  Wilmer R. Bottoms, 53, has served on the Company's Board of Directors since 1985, was appointed acting Chairman of the Board in July 1991 and became the Chairman of the Board in May 1992. Dr. Bottoms has been the Chief Executive Officer of the Company since June 25, 1996. From 1984 until June 1996, Dr. Bottoms was a General Partner of APA Partners, a venture capital firm, and Senior Vice President and General Partner of Patricof & Co. Ventures, Inc., an investment management firm. From 1981 to 1984, Dr. Bottoms was President of the Semiconductor Equipment Group and Vice President of Varian Associates. Dr. Bottoms serves on the board of directors of Bolder Technologies, Inc. as well as several private companies.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended October 31, 1996, the Board of Directors held four meetings and acted by Unanimous Written Consent three times. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total meetings of the board of directors (held during the period he served) and (ii) the total number of meetings held by all committees on which he served (held during the period he served) during the past fiscal year.

  The Audit Committee currently consists of two directors, Mr. Henkens and Mr. Evenhuis, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held four meetings during the last fiscal year. Prior to June 1996, Dr. William R. Bottoms, a director and the current Chief Executive Officer of the Company, served on the Audit Committee and attended the first three meetings held in fiscal 1996.

  The Compensation Committee currently consists of three directors, Mr. Henkens, Dr. Howard and Mr. Vonderschmitt, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's 1993 Stock Option Plan and make option grants thereunder. The Compensation Committee held four meetings and acted by unanimous written consent three times during the last fiscal year. Mr. Henkens has served on the Compensation Committee since August 1996. Prior to June 25, 1996, Dr. Wilmer
R. Bottoms, a director and the current Chief Executive Officer of the Company, served on the Compensation Committee and attended the first three meetings and was a party to the first action by unanimous written consent held in fiscal 1996.

DIRECTOR COMPENSATION

  As of the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each non-employee Board member who will continue to serve as such following such meeting will receive a retainer fee of $5,000. In addition, each non-employee Board member is paid $1,000 per Board and committee meeting attended, and also is reimbursed for certain expenses in connection with attendance at Board and committee meetings.

  Each individual who first joins the Board as a non-employee director at any time after October 28, 1993 will immediately receive an option grant for 10,000 shares of the Company's Common Stock under the special Automatic Option Grant Program in effect for non-employee Board members under the Company's 1993 Stock Option Plan. In addition, at each Annual Stockholders' Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not he is standing for re-election at that particular meeting, will be granted an option to purchase 3,500 additional shares of Common Stock, provided such individual has served as a Board member for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member.

  Under the Automatic Option Grant Program, a stock option for 3,500 shares of Common Stock was granted on March 27, 1996 to each of the following individuals who continued to serve as non-employee Board members following the Annual Stockholders Meeting held on that date: Dr. Bottoms, Mr. Evenhuis, Mr. Henkens, Mr. Vonderschmitt and Mr. Howard. Each option has an exercise price of $17.875 per share and will become exercisable in four successive equal annual installments over the optionee's period of continued Board service, measured from the grant date. However, the shares subject to each outstanding option under the Automatic Option Grant Program will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale, (ii) a hostile takeover of the Company or (ii) the optionee's death or disability while continuing to serve as a Board member. For further information concerning the terms and conditions of these various option grants, please see the summary of the Automatic Option Grant Program in Proposal Two below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

        PROPOSAL TWO--APPROVAL OF AMENDMENTS TO 1993 STOCK OPTION PLAN

  The Company's 1993 Stock Option Plan (the "1993 Plan") was originally adopted by the Board of Directors on August 31, 1993 and approved by the Company's stockholders in October 1993 in connection with the initial public offering of the Company's Common Stock. The 1993 Plan serves as the successor to both the Company's 1984 Incentive Stock Option Plan (the "1984 Plan") and the ASIX Systems Corporation ("ASIX") 1989 Stock Option Plan which the Company assumed in connection with its acquisition of ASIX on October 29, 1989. The 1984 Plan and the assumed ASIX Plan will be collectively referred to in this Proposal as the Predecessor Plans.

  The Company's stockholders are being asked to approve a series of amendments to the 1993 Plan which will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1993 Plan from 3,625,001 to 4,125,001 shares, (ii) render the non-employee Board members who are serving as the Plan Administrator eligible to receive option grants under the Discretionary Option Grant Program in effect under the 1993 Plan, (iii) allow unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the 1993 Plan and (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and effect a series of additional changes to the provisions of the 1993 Plan (including stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws.

  The amendments are designed to assure that a sufficient reserve of Common Stock is available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The amendments will also enhance the Company's opportunity to provide equity incentives to the non-employee Board members and facilitate plan administration. The amendments were adopted by the Board on February 12, 1997, subject to stockholder approval at the Annual Meeting.

  The following is a summary of the principal features of the 1993 Plan, together with the applicable tax and accounting implications, which will be in effect if the amendments to the 1993 Plan are approved by the stockholders. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Fremont, California. All share figures in this summary reflect the 1995 fiscal year dividend paid by the Company in the form of one share of Common Stock on every two shares of Common Stock outstanding on May 26, 1995.

  The 1993 Plan contains two separate components: (i) a Discretionary Option Grant Program under which key employees (including officers), consultants and non-employee Board members may be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of such shares on the grant date and (ii) an Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to the non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date. The options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

  The 1993 Plan became effective on October 28, 1993. The table below shows, as to the Company's Chief Executive Officer and each of the other named executive officers, the non-employee members of the Board and the various indicated groups, the number of shares of Common Stock subject to the stock options granted under the 1993 Plan from the October 28, 1993 effective date through December 31, 1996, and the weighted average exercise price payable per share.

                                                    NUMBER OF WEIGHTED AVERAGE
                                                     OPTION   EXERCISE PRICE OF
NAME AND POSITION                                    SHARES    GRANTED OPTIONS
-----------------                                   --------- -----------------
Wilmer R. Bottoms..................................   458,500      $13.35
 Chairman of the Board and Chief Executive Officer
James T. Healy.....................................   110,000      $26.27
 President and Chief Executive Officer (1)
Richard Y. Okumoto.................................    95,926      $12.60
 Senior Vice President and Chief Financial Officer
David A. Ranhoff...................................    77,670      $18.09
 Senior Vice President, Sales and Marketing
All current executive officers as a group (3
 persons)..........................................   632,096      $13.82
All current directors (other than executive
 officers) as a group (4 persons) .................    39,000      $18.00
All employees, including current officers who are
 not executive officers,
 as a group (575 persons).......................... 1,110,499      $20.02

--------
(1) Mr. Healy resigned as Chief Executive Officer in June 1996. In September 1996, he resigned as President and as a member of the Board of Directors. Mr. Healy's unexercised options expired on December 31, 1996 in connection with his resignation.

  4,125,001 shares of Common Stock have been reserved for issuance over the ten (10)-year term of the 1993 Plan, subject to stockholder approval of the 500,000-share increase which forms part of this Proposal Two. As of December 31, 1996, options for 1,594,190 shares were outstanding under the Plan, options for 1,742,591 shares had been exercised, and 288,220 shares were available for future option grant, to be increased to 788,220 shares if this Proposal is approved. Should an outstanding option expire or terminate for any reason prior to exercise in full (including options cancelled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the original option price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance.

  In no event may any one participant in the 1993 Plan be granted stock options and separately exercisable stock appreciation rights for more than 750,000 shares in the aggregate under the 1993 Plan, exclusive, however, of any stock options or stock appreciation rights granted to such individual prior to January 1, 1995.

DISCRETIONARY OPTION GRANT PROGRAM

  The Discretionary Option Grant Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee in its capacity as the Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

  Key employees (including officers), non-employee Board members, and independent consultants are eligible to participate in the Discretionary Option Grant Program, whether they are in the employ or service of the Company or any parent or subsidiary corporation now or subsequently existing. As of December 31, 1996, approximately 575 employees (including 3 executive officers) and one (1) non-employee Board member were eligible to participate in the Discretionary Grant Program. All non-employee Board members were eligible to participate in the Automatic Option Grant Program as of that date.

  The exercise price per share for stock options will not be less than 100% of the fair market value of the Common Stock on the grant date. No option will have a maximum term in excess of ten (10) years measured from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee. The optionee will not have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares.

  For purposes of establishing the option exercise price under the Discretionary Option Grant Program and for all other valuation purposes under the 1993 Plan, the fair market value of the Common Stock on any relevant date will be the closing selling price of the Common Stock on the date in question, as quoted on the Nasdaq National Market. On December 31, 1996, the fair market value per share of the Common Stock was $20.125 per share, the closing selling price per share on such date on the Nasdaq National Market.

  Upon exercise of the option, the exercise price for the purchased shares will become immediately payable in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes.

  The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Discretionary Option Grant Program by (i) authorizing a loan from the Company or (ii) permitting such individual to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator, but in no event will the maximum credit extended exceed the aggregate exercise price payable for the purchased shares plus any federal or state tax liability incurred in connection with the option exercise.

  The Plan Administrator may provide one or more holders of non-statutory options with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon the exercise of those options in order to satisfy the federal and state income and employment tax withholding liability incurred by such individuals in connection with the option exercise. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

  Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

  Outstanding options under the Discretionary Option Grant Program will be subject to acceleration upon certain changes in the ownership or control of the Company as follows:

  A. Corporate Transaction. In the event of any one of the following stockholder-approved transactions ("a Corporate Transaction"):

     (i) a merger or consolidation in which the Company is not the surviving entity,

     (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

     (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger, each option at the time outstanding under the Discretionary Option Grant Program will automatically become exercisable, immediately prior to the effective date of the Corporate Transaction, for all of the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option under the Discretionary Option Grant Program will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. Any options assumed in connection with the Corporate Transaction may, in the Plan Administrator's discretion, be subject to subsequent acceleration in the event the optionee's service with the successor entity is terminated within a specified period following the acquisition.

  Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

  B. Change in Control. The Plan Administrator has full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the acceleration of one or more outstanding options under the Discretionary Option Grant Program in connection with a Change in Control so that each such option will, immediately prior to the Change in Control, become exercisable for all of the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. Alternatively, the Plan Administrator may condition such accelerated vesting upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control.

    A Change in Control will be deemed to occur:

     (i) should a person or related group of persons (other than the Company or its affiliates) acquire ownership of more than fifty percent (50%) of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's stockholders; or

     (ii) on the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Board of Directors such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either
            (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

  Each outstanding option accelerated in connection with a Change in Control will remain so exercisable until the expiration or sooner termination of the option term.

  The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in such tender offer over (b) the exercise price payable for such share.

  The Plan Administrator has the authority to effect, on one or more separate occasions, the cancellation of outstanding options under the Discretionary Option Grant Program (including options incorporated from the Predecessor Plans) which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of the Common Stock at the time of the new grant.

AUTOMATIC GRANT PROGRAM

  The terms and conditions governing the option grants which may be made under the Automatic Option Grant Program are summarized below. All grants under the Automatic Grant Option Program will be made in strict compliance with the express provisions of such program, and the Plan Administrator will exercise no discretionary functions under this particular program.

  Under the Automatic Option Grant Program, each individual who first joins the Board as a non-employee director after the October 28, 1993 effective date of the 1993 Plan will receive at that time an automatic option grant for 10,000 shares of Common Stock. In addition, at each Annual Stockholders Meeting, each individual who will continue to serve as a non-employee Board member will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 3,500 additional shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 3,500-share options which any one non-employee Board member may receive over his or her period of Board service.

  Each option granted under the Automatic Option Grant Program will be subject to the following terms and conditions:

     (i) The exercise price per share will be equal to one hundred percent (100%) of the fair market value of the option shares on the automatic grant date.

     (ii) Each option is to have a maximum term of ten (10) years measured from the grant date, and no option may be exercised after the expiration date of the option term.

     (iii) The initial 10,000 share grant made to a new Board member will become exercisable for 12.5% of the option shares upon completion of six (6) months of Board service measured from the grant date and will become exercisable for the balance in 14 successive equal quarterly installments upon the individual's completion of each additional three-month period of Board service.

     (iv) Each 3,500 share grant made to a continuing Board member will become exercisable in a series of four (4) successive equal annual installments over the optionee's period of Board service, with the first such installment to become exercisable one (1) year after the automatic grant date.

     (v) The option will not remain exercisable for more than a six (6)-month period following the optionee's cessation of Board service for any reason other than death or disability. Should the optionee die within six (6) months after cessation of Board service, then the option will remain exercisable for up to a twelve (12)-month period following the optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the option is transferred by the optionee's will or the laws of inheritance. During the applicable six (6)-month or (12)-month period, the option may not be exercised in the aggregate for more than the number of option shares for which that option is exercisable at the time of the optionee's cessation of Board service.

     (vi) Should the optionee die or become permanently disabled while serving as a Board member, then the option will become immediately exercisable for all of the option shares and may be exercised for any or all of those shares until the earlier of (a) the expiration of the twelve (12)-month period measured from the date of the optionee's cessation of Board service or (b) the expiration date of the option term.

     (vii) The option will become immediately exercisable for all of the shares at the time subject to such option in the event of a Corporate Transaction or Change in Control (as those terms are defined above). Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's voting securities, the optionee will have a thirty (30)-day period in which he or she may elect to surrender each outstanding automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock paid in such tender offer over
            (b) the exercise price payable for such share. Stockholder approval of this Proposal shall constitute pre-approval of each such option surrender in accordance with the terms of the 1993 Plan.

  The remaining terms of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program.

GENERAL PLAN INFORMATION

  In the event any change is made to the Common Stock issuable under the 1993 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, ((ii) the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan after December 31, 1994, (iii) the number and/or class of securities and price per share in effect under each outstanding option (including all automatic option grants and all option grants incorporated into the 1993 Plan from the Predecessor Plans) and (iv) the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the Automatic Option Grant Program.

  Option grants under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  Each stock option issued and outstanding under the Predecessor Plans immediately prior to the effective date of the 1993 Plan was incorporated into the 1993 Plan and treated as an outstanding stock option under the 1993 Plan, but each such stock option continues to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in the 1993 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such stock options with respect to their acquisition of shares of Common Stock thereunder. However, the Plan Administrator has complete discretion to extend one or more features of the 1993 Plan, including the various acceleration provisions, to any or all of the options incorporated from the Predecessor Plans.

  The Board of Directors may amend or modify the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on August 30, 2003. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the agreement evidencing such grant.

NEW PLAN BENEFITS

  No options have been granted to date under the 1993 Plan on the basis of the 500,000-share increase which forms part of this Proposal Two for which stockholder approval is sought.

ACCOUNTING TREATMENT

  Option grants under the 1993 Plan will not result in any direct charge to the Company's reported earnings; however, the number of outstanding options may be a factor in determining the Company's reported earnings per share on a fully-diluted basis. In addition, new FASB 123 will require footnote disclosure to the Company's annual financial statements indicating the impact that the options granted under the 1993 Plan would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

  Should one or more optionees be granted stock appreciation rights under the 1993 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

FEDERAL TAX CONSEQUENCES

  Options granted under the 1993 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

  Special provisions of the Internal Revenue Code apply to the acquisition of UNVESTED shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

    (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price upon the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

    (b) Alternatively, the optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 500,000 share increase which forms part of this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. The 1993 Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1993 Plan prior to the amendments until the available reserve of Common Stock under the 1993 Plan as last approved by the stockholders is issued. In addition, the non-employee Board members who serve as the Plan Administrator will not become eligible to participate in the Discretionary Option Grant Program of the 1993 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the amendments to the 1993 Plan.

  PROPOSAL THREE--APPROVAL OF AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE
                                     PLAN

INTRODUCTION

  The Company's stockholders are being asked to approve two amendments to the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") which will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan from 300,000 to 500,000 shares and (ii) extend the termination date of the Purchase Plan from December 31, 1998 to December 31, 2003. Both amendments were adopted by the Board of Directors on February 12, 1997, subject to stockholder approval at the 1997 Annual Meeting.

  The Board of Directors believes that it is in the best interests of the Company's stockholders to increase the number of shares reserved for issuance under the Purchase Plan and to extend the term of such Plan so that eligible employees of the Company and its participating affiliates will continue to have the opportunity to acquire an equity interest in the Company and thereby further align their interests with those of the stockholders.

  The terms and provisions of the Purchase Plan as most recently amended are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company's principal offices in Fremont, California.

PURPOSE

  The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a propriety interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code. Participating affiliates may include any parent or subsidiary corporations of the Company, whether now existing or hereafter established, which elect to extend the benefits of the Purchase Plan to their eligible employees.

PURCHASE PLAN HISTORY

  The Purchase Plan was originally adopted by the Board of Directors on January 20, 1994 and approved by the Company's stockholders at the 1994 Annual Stockholders Meeting held on March 24, 1994. The maximum number of shares of Common Stock originally authorized for issuance under the Purchase Plan was 200,000 shares. However, as a result of the dividend paid in the form of one share of Common Stock on every two shares of Common Stock outstanding on May 26, 1995, the maximum number of shares of Common Stock issuable over the term of the Purchase Plan had been increased to 300,000 shares in accordance with the anti-dilution provisions of the plan document. All other share figures in this summary also reflect the effect of such Common Stock dividend.

ADMINISTRATION

  The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

  The maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan is limited to 500,000 shares, assuming the stockholders approve the share increase which forms part of this Proposal. As of December 31, 1996, 239,114 shares of Common Stock had been issued under the Purchase Plan and, prior to the share increase which forms part of this Proposal, 60,886 shares of Common Stock were reserved for future issuances under the Purchase Plan, to be increased to 260,886 shares if this Proposal Three is approved by the stockholders.

  The shares of Common Stock issuable under the Purchase Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market.

  In the event that any change is made to the Company's outstanding Common Stock (whether by reason of recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant during any one purchase period and
(iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

ELIGIBILITY AND PARTICIPATION

  Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan upon completion of thirty (30) days of continuous employment. As of December 31, 1996, the Company estimated that approximately 564 employees, including 3 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PERIODS AND PURCHASE RIGHTS

  Shares of Common Stock are offered under the Purchase Plan through a series of successive purchase periods, each with a maximum duration of six (6) months. Purchase periods run from the first day of January to the last day of June and from the first day of July to the last day of December each year. A new six (6)-month period began on January 1, 1997 and will continue through June 30, 1997.

  The participant has a separate purchase right for each purchase period in which he or she participates. The purchase right is granted at the start of the purchase period and is automatically exercised on the last business day of that purchase period.

PURCHASE PRICE

  The purchase price of the Common Stock acquired at the end of each purchase period will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the first day of the purchase period or (ii) the fair market value per share of Common Stock on the last day of the purchase period.

  The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the mean between the high and low selling prices of the Common Stock on such date on the Nasdaq National Market. On December 31, 1996, the fair market value per share of Common Stock determined on such basis was $19.06.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

  Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her base salary each purchase period to be applied to the purchase of Common Stock at the end of that purchase period.

  On the last business day of each purchase period, the payroll deductions of each participant are automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase period. Any amount remaining in the participant's account after such application is, in most instances, carried to the next purchase period.

SPECIAL LIMITATIONS

  The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

  (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

  (ii) Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

  (iii) No participant may purchase more than 750 shares of Common Stock during any one purchase period.

TERMINATION OF PURCHASE RIGHTS

  The purchase right will immediately terminate upon (i) the Company's termination of the Purchase Plan, (ii) the participant's election to withdraw from the Purchase Plan or (iii) the participant's cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made with respect to the terminated purchase right will be refunded and will not be applied to the purchase of Common Stock.

STOCKHOLDER RIGHTS

  No participant has any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment is made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

  No purchase rights are assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

CHANGE IN CONTROL

  In the event the Company is acquired by merger or asset sale during a purchase period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be the lesser of (i) 85% of the fair market value per share of Common Stock on the start date of the purchase period in which such acquisition occurs or (ii) 85% of the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

  The Purchase Plan will terminate upon the earlier of (i) December 31, 2003 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

  The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant during any one purchase period, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

  The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income is recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchase shares.

  If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

  If the participant sells or disposes of the purchased shares more than two
(2) years after the start date of the purchase period in which the shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

  If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the purchase period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

  Under current accounting rules, the issuance of Common Stock under the Purchase Plan does not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma notes to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan over the period beginning April 1, 1994, the start date of the initial purchase period, and ending December 31, 1996, together with the weighted average purchase price paid per share.

                          PURCHASE PLAN TRANSACTIONS

                                                  NUMBER OF     WEIGHTED AVERAGE
NAME                                           PURCHASED SHARES  PURCHASE PRICE
----                                           ---------------- ----------------
Wilmer R. Bottoms............................           --               --
 Chairman of the Board and Chief Executive
  Officer
James T. Healy...............................        3,053           $11.91
 President and Chief Executive Officer (1)
Richard Y. Okumoto...........................          998           $11.01
 Senior Vice President and Chief Financial
  Officer
David A. Ranhoff.............................        3,395           $11.86
 Senior Vice President, Sales and Marketing
All current executive officers as a group (3
 persons)....................................        7,446           $11.77
All current directors (other than executive
 officers) as a group (4 persons)............          n/a              n/a
All employees, including current officers who
 are not executive officers, as a group (575
 persons)....................................      239,114           $11.99

--------
(1) Mr. Healy resigned as Chief Executive Officer in June 1996. In September 1996, he resigned as President and as a member of the Board of Directors.

NEW PLAN BENEFITS

  As of December 31, 1996, no purchase rights had been granted, and no shares of Common Stock had been issued, under the Purchase Plan on the basis of the 200,000-share increase which forms part of this Proposal Three.

STOCKHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to (i) increase the share reserve under the Purchase Plan by an additional 200,000 shares and (ii) extend the termination date of the Purchase Plan to December 31, 2003. Should such stockholder approval not be obtained, then no purchase rights will be granted, and no shares of Common Stock will be issued, under the Purchase Plan on the basis of such 200,000 share increase, and the Purchase Plan will terminate no later than December 31, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the amendments to the Purchase Plan.

              PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1996, to serve in the same capacity for the fiscal year ending October 31, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending October 31, 1997.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1996, unless otherwise noted, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock,
(ii) each director and nominee, (iii) the Company's current and former Chief Executive Officer and the two other most highly paid current executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                SHARES
                                             BENEFICIALLY  PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER            OWNED     BENEFICIALLY OWNED (1)
------------------------------------         ------------ ----------------------
J. & W. Seligman & Co., Inc. (2)...........   3,305,106           15.15%
 100 Park Avenue
 New York, NY 10006
Entities affiliated with Putnam Investments
 Inc. (3)..................................   2,131,054            9.77%
 10 Langley Road
 Newton Center, MA 02159
Capital Group Companies, Inc.(4)...........   2,009,600            9.21%
 333 S. Hope Street, Floor 52
 Los Angeles, CA 90071
Wilmer R. Bottoms (5)......................     161,187               *
Henk J. Evenhuis (6).......................      10,626               *
Jos C. Henkens (7).........................       5,626               *
William G. Howard (8)......................       5,001               *
Bernard V. Vonderschmitt (9)...............      13,626               *
James T. Healy.............................      39,175               *
Richard Y. Okumoto (10)....................      56,256               *
David A. Ranhoff (11)......................      50,642               *
All current directors and executive
 officers as a group (7 persons) (12)......     302,964               *

--------
  * Less than one percent of the outstanding Common Stock.

 (1) Percentage of ownership is based on 21,818,802 shares of Common Stock outstanding on December 31, 1996.

 (2) Pursuant to a Schedule 13G dated February 12, 1997 and filed with the Securities and Exchange Commission, J. & W. Seligman & Co., Inc. has reported that as of December 31, 1996 it had sole voting power over 3,120,274 shares and sole dispositive power over 3,305,106 shares.

 (3) Pursuant to a Schedule 13G dated January 28, 1997 and filed with the Securities and Exchange Commission, Putnam Investments, Inc. ("PI") has reported that as of December 31, 1996 it had sole voting power over no shares, shared voting power over 328,971 shares, sole dispositive power over no shares and shared dispositive power over 2,131,054 shares. PI, which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), wholly owns two registered investment advisers: Putnam Investment Management, Inc. ("PIM"), which is the investment adviser to the Putnam family of mutual funds and holds 1,709,634 of PI's shares and The Putnam Advisory Company, Inc. ("PAC"), which is the investment adviser to Putnam's institutional clients who holds 421,420 of PI's shares. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. PI and MMC each disclaim beneficial ownership of the securities covered by the Schedule 13G, and each further stated that it did not have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

 (4) Pursuant to a Form 13G dated February 12, 1997 and filed with the Securities and Exchange Commission, The Capital Group Companies, Inc. has reported that as of December 31, 1996 it had sole voting power over 1,529,600 shares, sole dispositive power over 2,009,600 shares and it has disclaimed investment discretion, sole, shared or otherwise for all purposes other than Form 13G.

 (5) Includes 97,344 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

 (6) Includes 10,625 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

 (7) Includes 5,625 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

 (8) Includes 5,001 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

 (9) Includes 10,625 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

(10) Includes 55,257 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

(11) Includes 39,912 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

(12) Includes 224,389 shares under stock options currently exercisable or exercisable within sixty (60) days after December 31, 1996.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain summary information concerning the compensation earned, by the Company's current Chief Executive Officer, the Company's former Chief Executive Officer and each of the Company's other two most highly compensated executive officers whose salary and bonus for the 1996 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1996 fiscal year have resigned or terminated employment during that fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL                              LONG-TERM
                                                  COMPENSATION                      COMPENSATION AWARDS
                                        --------------------------------------- ------------------------------
                                                                                SECURITIES
NAME AND PRINCIPAL                                                 OTHER ANNUAL UNDERLYING       ALL OTHER
POSITION                                YEAR SALARY      BONUS     COMPENSATION  OPTIONS      COMPENSATION (5)
------------------                      ---- -------    -------    ------------ ----------    ----------------
                                              ($)        ($)          ($)         (#)              ($)
Wilmer R. Bottoms....................  1996 105,000(2) 160,000(2)    15,000(8)  453,500(4)        90,345(6)
Chairman of the Board                  1995      --         --       21,000(8)    2,500(7)        42,000(9)
and Chief Executive Officer (1)        1994      --         --       16,000(8)    2,500(7)            --

James T. Healy.......................  1996 225,000     99,000           --      75,000(10)       10,259
President and Chief                    1995 233,000    220,000           --      35,000(10)       10,259
Executive  Officer (1)                 1994 215,000    150,500       26,588(3)       --            7,693

Richard Y. Okumoto...................  1996 157,000    140,000           --      43,426            2,346
Senior Vice President,                 1995 143,000    130,000           --          --            2,223
Chief Financial Officer                1994 135,000     94,500        7,913(3)   52,500            2,070
and Secretary

David A. Ranhoff.....................  1996 150,000    150,000           --      77,670            2,070
Senior Vice President,                 1995 150,000    120,000           --          --            1,887
Sales and Marketing                    1994 150,000     90,000       21,675(3)       --            1,774

--------
 (1) Dr. Bottoms became Chief Executive Officer on June 25, 1996. Mr. Healy resigned as Chief Executive Officer on June 25, 1996, and subsequently resigned as President and as a director of the Company effective September 30, 1996.

 (2) Dr. Bottoms became an employee of the Company in June 1996. On an annualized basis, his salary for the fiscal year ended October 31, 1996 would have been $325,000 and his bonus would have been $450,000.

 (3) Includes the cash out of unused vacation days accrued since the commencement of employment.

 (4) Dr. Bottoms was granted an option to purchase 450,000 shares on June 25, 1996 in connection with his appointment to Chief Executive Officer. He was also granted an option to purchase 3,500 shares on March 27, 1996 pursuant to the Automatic Grant Program for non-employee directors.

 (5) Represents premiums paid by the Company on the special life insurance policies maintained for the executive officers, the proceeds of which are payable at death to their designated beneficiaries.

 (6) Includes (i) $84,000 paid to Dr. Bottoms for consulting services performed while Dr. Bottoms was a non-employee director plus (ii) $6,345 attributable to the premiums described in Note 5 above.

 (7) Automatic option grants were granted to Dr. Bottoms in his capacity as a non-employee member of the Board of Directors during the fiscal years ended October 31, 1994 and 1995.

 (8) Directors fees were paid to Dr. Bottoms in his capacity as a non-employee member of the Board of Directors for the period from November 1, 1995 through June 24, 1996 during the 1996 fiscal year and for the fiscal years ended October 31, 1994 and 1995.

 (9) The Company paid approximately $42,000 to an entity with which Dr. Bottoms was affiliated, for consulting services rendered by Dr. Bottoms to the Company during fiscal years 1993 and 1994.

(10) Mr. Healy's unexercised options expired on December 31, 1996 in connection with his resignation, effective September 30, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made to each of the executive officers named in the Summary Compensation Table for the fiscal year ended October 31, 1996. No stock appreciation rights were granted to these individuals during such fiscal year.

                                                                            POTENTIAL REALIZABLE
                                                                                  VALUE AT
                                                                               ASSUMED ANNUAL
                                                                               RATES OF STOCK
                                                                             PRICE APPRECIATION
                           INDIVIDUAL GRANT                                    FOR OPTION TERM
-------------------------------------------------------------------------   ---------------------
                         NUMBER OF     % OF TOTAL                                  ($) (3)
                         SECURITIES     OPTIONS
                         UNDERLYING    GRANTED TO
                          OPTIONS     EMPLOYEES IN EXERCISE OR
                          GRANTED        FISCAL    BASE PRICE  EXPIRATION
NAME                        (#)           YEAR     ($/SH) (2)     DATE          5%        10%
----                     ----------   ------------ ----------- ----------   ---------- ----------
Wilmer R. Bottoms ......  450,000(1)       41%       $13.25     06/24/06     3,749,784  9,502,689
                            3,500(4)       <1%        17.88     03/24/06        39,345     99,709
James T. Healy..........   75,000(1)        7%        23.13     12/31/96(5)     (5)         (5)
Richard Y. Okumoto .....   10,000(1)        1%        23.13     02/07/06       145,432    368,553
                           33,426(6)        3%        12.75     08/18/06       268,023    679,224
David A. Ranhoff........   40,000(1)        4%        23.13     02/07/06       581,728  1,474,212
                           37,670(6)        3%        12.75     08/18/06       302,053    765,463

--------
(1) Options granted to Dr. Bottoms and Messrs. Healy, Okumoto and Ranhoff will become exercisable for one-eighth ( 1/8) of the option shares upon the completion of six months of service measured from the grant date (6/25/96 for Dr. Bottoms and 2/8/96 for Messrs. Okumoto and Ranhoff) and will become exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon his completion of each additional full quarter of service thereafter. Each option will be subject to full and immediate acceleration should the Company be acquired by a merger or asset sale, unless the option is assumed by the acquiring entity. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4) The option was granted to Dr. Bottoms pursuant to the Automatic Option Grant Program for non-employee directors and will become exercisable in four successive equal annual installments over his period of continued Board service measured from the March 27, 1996 grant date. However, the shares will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale, (ii) a hostile takeover of the Company or
    (iii) optionee's death or disability while continuing to serve as a Board member.

(5) Mr. Healy's unexercised options expired on December 31, 1996 in connection with his resignation, effective September 30, 1996.

(6) These Options granted to Messrs. Okumoto and Ranhoff will become exercisable for ten percent (10%) of the option shares upon the completion of six (6) months of service measured from the August 19, 1996 grant date and will become exercisable for the balance of the option shares in a series of eighteen (18) successive equal quarterly installments over the optionee's continued period of service following the grant date. Each option will be subject to full and immediate acceleration should the Company be acquired by a merger or asset sale, unless the option is assumed by the acquiring entity.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The table below sets forth certain information with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table concerning the exercise of options during the 1996 fiscal year and unexercised options held as of the end of such fiscal year. No stock appreciation rights were exercised during the 1996 fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          SHARES                UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED  AGGREGATE     OPTIONS AT FY-END (#)        FY-END ($) (1)
                            ON       VALUE     ------------------------- -------------------------
NAME                     EXERCISE REALIZED (2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- ------------ ----------- ------------- ----------- -------------
                           (#)        ($)
Wilmer R. Bottoms.......     --          --      37,500       468,500      164,766      223,672
James T. Healy..........     --          --      93,934            --      929,453           --
Richard Y. Okumoto......     --          --      43,322        74,205      309,916      206,710
David A. Ranhoff........  7,000     150,500      31,145        72,670      330,081       32,961

--------
(1) Based on the market value of the option shares at fiscal year-end ($13.625 per share) less the exercise price.

(2) Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

  None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Stock Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  For the first seven months of fiscal year 1996, the Compensation Committee consisted of three members: Dr. Bottoms, Mr. Vonderschmitt and Dr. Howard. In June, 1996, Dr. Bottoms resigned from both the Compensation and Audit Committees. From June 26, 1996 through August 1996, the Compensation Committee consisted of the two remaining members. In August, 1996, Mr. Henkens was elected to the Compensation Committee and has served on the Committee for the remainder of fiscal 1996.

  The Company paid $84,000 to Dr. Bottoms for consulting services rendered by Dr. Bottoms to the Company during the 1996 fiscal year.

  Mr. Vonderschmitt, a Director of the Company, is co-founder and Chairman of the Board of Xilinx. For the fiscal year ended October 31, 1996, the Company sold approximately $7,887,000 of products and services to Xilinx. The outstanding account receivable with respect to such sales was approximately $126,000 as of December 31, 1996.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as members of the Company's Board of Directors or the Compensation Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors, officers and certain agents of the Company. Each of the current directors and executive offices of the Company have entered into separate indemnification agreements with the Company.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option Plan under which grants may be made to executive officers and other key employees. For the first seven months of fiscal year 1996, the Compensation Committee consisted of three members: Dr. Bottoms, Mr. Vonderschmitt and Dr. Howard. In June, 1996, Dr. Bottoms resigned from both the Compensation and Audit Committees upon his appointment to Chief Executive Officer. From June 26, 1996 through August 1996, the Compensation Committee consisted of the two remaining members. In August, 1996, Mr. Henkens was elected to the Compensation Committee and has served on the Committee for the remainder of fiscal 1996.

  GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

  FACTORS. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

  * Base Salary. For comparative compensation purposes for the 1996 fiscal year, the Compensation Committee has, with the assistance of an independent compensation consultant, identified a peer group of companies comparable in size with the Company which provide manufacturing and testing equipment to the semiconductor industry. The base salary for each officer is determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 1995 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The compensation level for the Company's executive officers for the 1996 fiscal year ranged from the thirty-third (33rd) percentile to the fiftieth (50th) percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 1995 fiscal year data for those companies.

  For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Electronic Components Index as the industry index. Twelve of the companies included in that index were also among the companies which the Committee surveyed as part of the peer group for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue and profitability, and market capitalization. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Electronic Components Index.

  * Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company's achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 1996, bonuses were earned on the basis of the following factors:
(i) the increase in the Company's earnings (before interest and taxes) over the prior fiscal year and (ii) the personal performance level of the executive officer. A portion of the Company's earnings for the 1996 fiscal year was accordingly set aside for distribution under the bonus pool, and each executive officer was awarded a share of that pool on the basis of his performance for the year, the responsibilities assigned to him and his relative position in the Company. The total cash compensation paid to the Company's executive officers for the 1996 fiscal year ranged from the forty-second (42nd) percentile to the forty-ninth (49th) percentile of the total cash compensation paid to executive officers in comparable positions at the peer group companies, based on the published 1995 fiscal year data for those companies. The actual bonus earned for the year by each of the current executive officers named in the Summary Compensation Table is indicated in the Bonus column.

  * Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the four-year vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive offer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

  During the 1996 fiscal year, stock option grants were made to Messrs. Healy, Okumoto, Ranhoff and Dr. Bottoms under the Company's 1993 Stock Option Plan.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

  Dr. Wilmer R. Bottoms. During the 1996 fiscal year, Dr. Bottoms served as Chief Executive Officer from June 25, 1996 to October 31, 1996. In connection with Dr. Bottoms' appointment as Chief Executive Officer, the Committee set his annual base salary at $325,000 per annum of which Dr. Bottoms earned $105,000 in the 1996 fiscal year. In setting Dr. Bottoms' base salary as Chief Executive Officer, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Dr. Bottoms on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Bottoms compensation was not affected to any significant degree by Company performance factors and was at the fiftieth (50th) percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The Committee set Dr. Bottoms' incentive bonus for the 1996 fiscal year at a base bonus of $450,000 prorated for the actual number of days of employment in fiscal 1996. Consequently, Dr. Bottoms earned a $160,000 bonus in fiscal 1996. A stock option for an additional 450,000 shares of Common Stock was granted to Dr. Bottoms on June 25, 1996, in recognition of his appointment as Chief Executive Officer. Such option is exercisable for one-eighth ( 1/8) of the option shares upon completion of six (6) months of service measured from the date of grant and is exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon his completion of each additional full quarter of service thereafter.

  Mr. James Healy. During the 1996 fiscal year, Mr. James Healy served as Chief Executive Officer from November 1, 1995 to June 25, 1996, and as President and a director until September 30, 1996. In connection with Mr. Healy's promotion to Chief Executive Officer on May 26, 1995, the Committee decided to increase his annual base salary to $250,000 to reflect his increased responsibilities. In setting Mr. Healy's base salary as Chief Executive Officer, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Mr. Healy on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Mr. Healy's compensation was not affected to any significant degree by Company performance factors and was at the forty-first (41st) percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Mr. Healy for the 1996 fiscal year were entirely dependent upon financial performance and provided no dollar guarantees. The cash bonus paid to Mr. Healy for the 1996 fiscal year was based entirely on a performance target tied to the level of the Company's earnings before interest and taxes. A stock option for an additional 75,000 shares of Common Stock was granted to Mr. Healy on February 8, 1996. Such option expired on December 31, 1996 in connection with Mr. Healy's resignation from the Company.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed that limit. The Company's 1993 Stock Option Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1993 Stock Option Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Dr. William G. Howard Jr.
                                          Member, Compensation Committee

                                          Bernard V. Vonderschmitt
                                          Member, Compensation Committee

                                          Jos C. Henkens
                                          Member, Compensation Committee

                       COMPARISON OF STOCKHOLDER RETURN

  The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq Stock Market Index and Nasdaq Electronic Components Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG CREDENCE SYSTEMS CORP., NASDAQ STOCK MARKET--US
                        AND NASDAQ ELECTRONIC COMPONENTS

                        PERFORMANCE GRAPH APPEARS HERE

                             CREDENCE       NASDAQ       NASDAQ
Measurement Period           SYSTEMS        STOCK        ELECTRONIC
(Fiscal Year Covered)        CORP.          MARKET       COMPONENTS
-------------------          ----------     ---------    ----------
Measurement Pt-10/28/93      $100           $100         $100
FYE  10/93                   $100           $101         $100
FYE  10/94                   $217           $101         $111
FYE  10/95                   $477           $136         $222
FYE  10/96                   $174           $161         $271

--------
Notes

(1) The graph covers the period from October 28, 1993, the date the Company's initial public offering commenced, through the fiscal year ended October 31, 1996.

(2) The graph assumes that $100 was invested on October 28, 1993 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(4) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons holding more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons for the 1996 fiscal year that no Form 5 reports were required for such persons for the 1996 fiscal year, the Company believes that there was compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and greater than ten percent stockholders for the 1996 fiscal year.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Company for the fiscal year ended October 31, 1996, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended October 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

Dated: February 20, 1997

                                          THE BOARD OF DIRECTORS
                                          OF CREDENCE SYSTEMS CORPORATION

                           [LOGO OF CREDENCE SYSTEMS]

                                                                       EXHIBIT A

                         CREDENCE SYSTEMS CORPORATION
                            1993 STOCK OPTION PLAN
                            ----------------------
              (AS AMENDED AND RESTATED THROUGH FEBRUARY 12, 1997)

                                  ARTICLE ONE
                                    GENERAL
                                    -------


     I.   PURPOSE OF THE PLAN

          A. This 1993 Stock Option Plan ("Plan") is intended to promote the interests of Credence Systems Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

          B. The Discretionary Option Grant Program under this Plan shall become effective on the first date on which the shares of the Corporation's Common Stock are registered under Section 12(g) of the Securities Exchange Act of 1934. Such date is hereby designated as the Effective Date for that program. The Automatic Option Grant Program under this Plan shall become effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program.

          C. This Plan shall serve as the successor to (i) the Corporation's 1984 Incentive Stock Option Plan (the "1984 Plan") and (ii) the ASIX Systems Corporation 1989 Stock Option Plan (the "ASIX Plan") which the Corporation assumed in connection with its acquisition of ASIX Systems Corporation by merger effected October 27, 1989. The 1984 Plan and ASIX Plan shall be collectively referred to in this document as the "Predecessor Plans", and no further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All options outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

     II.  DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          BOARD:  the Corporation's Board of Directors.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

          COMMON STOCK:  shares of the Corporation's common stock.

          CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

               a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

               b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

               a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                                       2.

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

               a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through a transaction in which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership

                                       3.

(within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          1934 ACT: the Securities Exchange Act of 1934, as amended from time to time.

          OPTIONEE: any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

          PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

          TAKE-OVER PRICE:  the greater of (a) the Fair Market Value per share
                                -------
of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

              Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other

                                       4.

     than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     III.  STRUCTURE OF THE PLAN

          A.  Stock Programs.  The Plan shall be divided into two separate
              --------------
components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation's Board of Directors (the "Board") will receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

          B.  General Provisions.  Unless the context clearly indicates
              ------------------
otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

     IV.  ADMINISTRATION OF THE PLAN

          A. The Discretionary Option Grant Program shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option thereunder.

          C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

                                       5.

     V.   OPTION GRANTS

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two are as follows:

               (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

              (ii) non-employee Board members; and

             (iii) those consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

     VI.  STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 4,125,001 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve reflects the 3-for-2 split of the Corporation's outstanding Common Stock effected June 5, 1995 and the 1-for-3 reverse stock split of the Corporation's outstanding Common Stock effected October 7, 1993, and is comprised of (i) the number of shares which remained available, as of the Effective Date of the Discretionary Option Grant Program, for issuance under the 1984 Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1984 Plan as last approved by the stockholders (estimated to be 1,931,757 shares in the aggregate on a post-split basis), (ii) 143,244 shares (on a post-split basis) subject to options outstanding under the ASIX Plan as of the Effective Date and incorporated into this Plan, (iii) an additional 300,000 shares (on a post-split basis) authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date, (iv) 750,000 shares (on a post-split basis) authorized by the Board on January 23, 1995 and approved by the

                                       6.

stockholders at the 1995 Annual Stockholders Meeting, (v) an additional 500,000-share increase authorized by the Board on January 26, 1996 and approved by the Corporation's stockholders at the 1996 Annual Stockholders Meeting, and
(vi) an additional 500,000-share increase authorized by the Board on February 12, 1997, subject to stockholder approval at the 1997 Annual Stockholders Meeting. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          B. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 750,000 shares (on a post-split basis) of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1995 shall be taken into account.

          C. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. In addition, unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. Additionally, should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding stock option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options and

                                       7.

separately exercisable stock appreciation rights under the Plan from and after January 1, 1995, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       8.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------


      I.  TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply
                    --------
with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

          A.  Option Price.
              ------------

              (1) The option price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

               - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

               - full payment in cash or check drawn to the Corporation's order;

               - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                                       9.

               - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          B.  Term and Exercise of Options.  Each option granted under this
              ----------------------------
Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

          C.  Limited Transferability of Options.  During the lifetime of the
              ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          D.  Termination of Service.
              ----------------------

          (1) The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

               - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall

                                      10.

     (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

               - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier
                                                                        -------
     of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

               - During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise at that time vested.

               - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

               - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

                                      11.

          (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

          (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

          E.  Stockholder Rights.  An Optionee shall have no stockholder rights
              ------------------
with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

          F.  Repurchase Rights.  The shares of Common Stock acquired upon the
              -----------------
exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

               (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

               (b) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                                      12.

               (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

     II.  INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.
      ---

          A.  Dollar Limitation.  The aggregate Fair Market Value (determined as
              -----------------
of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B.  10% Stockholder.  If any individual to whom an Incentive Option is
              ---------------
granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

                                      13.

     III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such
                   --------
securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

                                      14.

          E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          F. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          H. Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the new grant.

     V.  STOCK APPRECIATION RIGHTS

          A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the

                                      15.

excess of (i) the Fair Market Value (on the option surrender date) of the shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

          B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

          C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

                                      16.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.  ELIGIBILITY

          A.  Eligible Directors.  The individuals eligible to receive automatic
              ------------------
option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Automatic Option Grant Program, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after such Effective Date, whether or not they commenced their Board service prior to the Effective Date. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

     II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.  Grant Dates.  Pursuant to the February 1996 Amendment to the Plan,
              -----------
the following revised option grant schedule shall be in effect under this Article Three, effective February 9, 1996:

               (i) Each Eligible Director who is first elected or appointed as a non-employee Board member after the Effective Date of the Automatic Option Grant Program shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000/^/ shares of Common Stock upon the terms and conditions of this Article Three.

/^/ Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.


               (ii) On the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who is at the time serving as an Eligible Director shall automatically be granted at that meeting, whether or not such individual is standing for re-election as a Board member at that meeting, a non-statutory stock option to purchase an additional 3,500/^/ shares of Common Stock upon the terms and conditions of this Article Three, provided he or she has served as a non-employee Board member for at least

                                      17.

     six (6) months. There shall be no limit on the number of 3,500-share option grants any one Eligible Director may receive over his or her period of Board service.

/^/     Reflects the 3-for-2 split of the Common Stock effected by the
     Corporation on June 5, 1995.


          The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.D of Article One.

          B.  Option Price.  For each option grant made under this Automatic
              ------------
Option Grant Program, the option price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.  Payment.  The option price shall be payable in one of the
              -------
alternative forms specified below:

               (i) full payment in cash or check made payable to the Corporation's order; or

               (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date; or

               (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

               (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and shall (II) concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

          D.  Option Term.  Each automatic grant under this Article Three shall
              -----------
have a maximum term of ten (10) years measured from the automatic grant date.

                                      18.

          E.  Exercisability.  The initial 10,000-share automatic option grant
              --------------
made to each newly-elected or appointed Board member shall become exercisable for twelve and one-half percent (12.5%) of the option shares upon the Optionee's completion of six (6) months of Board service measured from the automatic grant date and shall become exercisable for the balance of the option shares in a series of fourteen (14) equal and successive quarterly installments upon the Optionee's completion of each additional three (3)-month period of Board service thereafter. Each 3,500-share automatic option grant made to a continuing Board member shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable one year after the automatic grant date. The exercisability of each outstanding automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

          F.  Limited Transferability of Options.  Each automatic option grant
              ----------------------------------
may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          G.  Termination of Board Service.
              ----------------------------

          (1) Should the Optionee cease service as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six
(6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

          (2) Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death.

                                      19.

          (3) Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

          (4) In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board service.

          H.  Stockholder Rights.  The holder of an automatic option grant under
              ------------------
this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the option price for the purchased shares.

          I.  Remaining Terms.  The remaining terms of each option granted under
              ---------------
the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

     III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
          TAKE-OVER

          A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

          B. In connection with any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

                                      20.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender each option held by him or her under this Article Three to the Corporation, to the extent such option has been outstanding for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of the Plan, as amended and restated on February 12, 1997, shall constitute pre-approval of the exercise of such right in accordance with the terms and provisions of this Section III.C. No additional approval of any Plan Administrator or the consent of the Board shall be required in connection with such option surrender and cash distribution.

          D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

          E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

          A.  Limited Amendments.  The provisions of this Automatic Option Grant
              ------------------
Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                      21.

                                  ARTICLE FOUR

                                 MISCELLANEOUS
                                 -------------


     I.  LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     II.  AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants

                                      22.

are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     III.  TAX WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

          (a) Stock Withholding:  The holder of the non-statutory option or
              -----------------
     unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          (b) Stock Delivery:  The Plan Administrator may, in its discretion,
              --------------
     provide the holder of the non-statutory option or unvested shares purchased thereunder with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

                                      23.

     IV.  EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan was initially adopted by the Board on August 31, 1993 and approved by the stockholders in October 1993. As of the applicable Effective Date for each of the equity incentive programs in effect hereunder, this Plan, as successor to the Predecessor Plans, became effective for each such program, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after such Effective Date. The Plan was subsequently amended by the Board on January 23, 1995 to (i) increase by 750,000/^/ the number of shares of Common Stock issuable under the Plan, (ii) limit the number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan to 750,000/2//// shares, exclusive of any stock options or stock appreciation
        --
rights granted prior to January 1, 1995 and (iii) provide that the option price per share for all non-statutory stock options granted from and after January 1, 1995 shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date. The January 23, 1995 amendment was approved by the stockholders at the 1995 Annual Meeting held on March 27, 1995. On January 26, 1996, the Board authorized an additional 500,000-share increase in the number of shares of Common Stock available for issuance under the Plan and in February 1996, the Board adopted an amendment to the Plan (the "February 1996 Amendment") which increased the number of shares of Common Stock for which option grants are to be made annually under the Automatic Option Grant Program to continuing non-employee Board members from 2,500 shares to 3,500 shares per individual. Both the January 26, 1996 and February 1996 Amendments were approved by the Corporation's stockholders at the 1996 Annual Meeting. The Plan was subsequently amended on February 12, 1997 (the "February 1997 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, (ii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan and (ii) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The February 1997 Amendment is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the February 1997 share increase shall become exercisable in whole or in part unless and until the February 1997 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1997 Annual Meeting, then each option grant made pursuant to the February 1997 share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the February 1997

                                      24.

Amendment shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the February 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1997 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

/^/ Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.


          B. Each option issued and outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Option Grant Program was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

          C. The option/vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program but which do not otherwise provide for such acceleration.

          D.  The Plan shall terminate upon the earlier of (i) August 30, 2003
                                                -------
or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. Upon such plan termination, all outstanding option grants shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

     V.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

                                      25.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     VII.  NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VIII.  MISCELLANEOUS PROVISIONS

          A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                      26.

                                                                       EXHIBIT B

CREDENCE SYSTEMS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Through February 12, 1997)

1.   Purpose Of the Plan
     -------------------

     The Credence Systems Corporation 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide a suitable means by which eligible employees of the Credence Systems Corporation (the "Company") may accumulate, through voluntary, systematic payroll deductions, amounts regularly credited to their account to be applied to the purchase of shares of the common stock, par value $0.001, of the Company (the "Common Stock") pursuant to the exercise of options granted from time to time hereunder. The Plan provides employees with the opportunities to acquire proprietary interests in the Company, and will also provide them with additional incentives to continue their employment and promote the best interests of the Company. Options granted under the Plan are intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").


2.   Shares of Stock Subject to the Plan
     -----------------------------------

     Subject to the provisions of Section 12, the maximum number of Common Stock which may be issued on the exercise of options granted under the Plan is 500,000 shares of the Company's Common Stock. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, shall again be available for issuance on the exercise of other options granted under the Plan. Shares delivered on the exercise of options may, at the election of the Board of Directors of the Company, be authorized but previously unissued Common Stock or Common Stock reacquired by the Company, or both.


3.   Administration
     --------------

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the company (the "Committee"), which shall be composed of not less than two members of the Board of Directors of the Company, all of whom shall be ineligible to participate in this Plan and shall otherwise qualify as disinterested persons for purposes of Rule 16b-3 (c) (2) (i) promulgated by the Securities and Exchange Commission. Subject to the provisions of the Plan, the Committee shall have full discretion and exercise power (i) to determine the terms and conditions under which the shares shall be offered and corresponding options shall be granted under the Plan for the Purchase Period (as defined in Section 6) consistent with the provisions of the Plan, and (ii) to resolve all questions relating to the administration of the Plan.

     The interpretation and application by the Committee of any provision of the Plan shall be final and conclusive on all employees and other persons having, or claiming to have, an interest under the Plan. The Committee may, in its discretion, establish such rules and guidelines relating to the Plan as it may deem desirable.

     The Committee may employ such legal counsel, consultant and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such counsel or consultant or agent. The Committee shall keep minutes of its actions under the Plan.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.


4.   Eligibility to Participate
     --------------------------

     The persons eligible to participate in this Plan shall be all employees (including officers) of the Company, or any participating affiliate, who have been actively employed by the Company, or such affiliate, for thirty (30) consecutive days as of the first day of any Purchase Period, but excluding employees whose customary employment is for not more than five (5) months in any calendar year or twenty (20) hours or less per week. An employee who is eligible to participate in this Plan pursuant to the foregoing sentence is hereinafter referred to as an "Employee". A participating affiliate, for purposes of the Plan, shall include any now existing or hereafter established parent or subsidiary corporation of the Company, as determined in accordance with Code Sections 424(e) and 424(f), which elects, with the consent of the Company's Board of Directors, to extend the benefits of the Plan to its eligible employees.

     Nothing contained in the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its affiliates, or interfere in any way with the right of the Company or any of its affiliates to terminate his employment at any time.


5.   Participation in the Plan
     -------------------------

     An Employee may participate in the Plan only as of the beginning of the Purchase Period. If an employee becomes eligible to participate in the Plan after the commencement of a Purchase Period, that Employee may not participate in the Plan until the beginning of the next Purchase Period. A copy of the Plan will be furnished to each Employee prior to the beginning of the first Purchase Period during which he may participate in the Plan. To participate in the Plan, an employee must deliver (or cause to be delivered) to the Company, within seven
(7) days prior to the commencement of the first Purchase Period during which participation in the Plan is desired, a contingent subscription for Common Stock and authorization for payroll deductions to effect the purchase of Common Stock (hereinafter called a "Participation Election"). In the Participation Election an Employee must:

       (i) authorize payroll deductions within the limits prescribed in Sections 8 and 9 and specify the percentage to be deducted regularly from his Compensation (as defined in Section 8);

       (ii) elect and authorize the purchase by him for each Purchase Period of a specific number of shares of Common Stock on the Exercise Date (as defined in Section 7) with respect to the applicable Purchase Period, provided that such specific number of shares shall not exceed a total of five hundred shares in any Purchase Period;

       (iii) furnish the exact name or names and address or addresses in which the stock certificates for Common Stock purchased by him under the Plan are to be issued; and

       (iv) agree to notify the company if he should dispose of Common Stock purchased through the Plan within two (2) years of the commencement of the Purchase Period in which he purchased the Common Stock.

     Stock certificates for shares of Common Stock purchased under the Plan may be issued in the Employee's name or, if so designated by the Employee, in his name and the name of another person who is a member of his family, with right of survivorship; for this purpose the "family" of an Employee shall include only his spouse, his ancestors and lineal descendants and his brothers and sisters.

     An Employee need not, and may not, make a down payment in order to participate in the Plan.

     Participation in the Plan is entirely voluntary, and a participating Employee may withdraw from participation, as provided in Section 15, during any Purchase Period at any time prior to the Exercise Date for such Purchase Period.


6. Purchase Period: Grant of Options
   ---------------------------------

     Each Purchase Period under the Plan shall commence on the first day of a calendar half (or, for the first Purchase Period, such date established by the Committee following the effective date specified in Section 20) and end on the last day of such calendar half, and shall include all pay periods ending within it. For this purpose, calendar halves begin on January 1 and July 1. During each Purchase Period, participating employees shall accumulate credits to a bookkeeping account maintained by the Company (hereinafter referred to As a "Stock Purchase Account") through payroll deductions to be made at the close of each pay period for the purchase of shares of Common stock under the Plan. For each Purchase Period, the Company shall grant options to participating Employees with respect to the number of shares of Common Stock (subject to the provisions of sections 2,5,11 and-12) which shall be purchasable through the application of the amounts credited to such Employee's Stock Purchase Account at the purchase price per share determined on the Exercise Date for the Purchase Period (such number of shares to be subject to reduction in the event of a pro rata apportionment provided for in Section 17).


7.   Exercise Dates, and Purchase Prices
     -----------------------------------

     The last business day of each Purchase Period shall constitute the "Exercise Date" for such Purchase Period. Subject to the provisions of Section 12, the purchase price per share of Common Stock to be purchased on an Exercise Date pursuant to the exercise of options granted for the Purchase Period, through the application of amounts credited during such Purchase Period to the Stock Purchase Accounts of participating Employees, shall be the lesser of:

     (A) an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is granted (i.e., the first day of the Purchase Period), or

     (B) an amount equal to 85% of the Fair Market Value of the Common Stock at the time each option is exercised (i.e., the Exercise Date).

     For purposes of the Plan, the Fair Market Value of a share of Common Stock on any date shall be (i) if the Common Stock is traded on an established securities market, the mean between the high and low prices of such Common Stock for such date, and (ii) if the Common Stock is not so traded, an amount determined by the committee in good faith and based upon such factors as it deems relevant to such determination.


8.   Payroll Deductions - Authorization and Amount
     ---------------------------------------------

     Employees shall authorize in their Participation Elections from 1% to 10% (in whole percentage increments) of their Compensation to which such election relates (subject to the limitations of Section 9). For purposes of the Plan, the "Compensation" of an Employee for any Purchase Period shall mean the gross amount of his base pay on the basis of his regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked, exclusive of overtime, sales commissions, bonuses, shift premiums and other forms of compensation.

     By delivering to the Company within seven (7) days prior to the commencement of the next Purchase Period a revised Participation Election, a participating Employee may change the amount to be deducted from his Compensation during the next Purchase Period, subject to the limitations of Sections 8 and 9.

     A participating Employee's authorization for payroll deductions will remain in effect for the duration of the Plan, subject to the provisions of Sections 11 and 14, unless his election to purchase Common Stock shall have been terminated pursuant to the provisions of section 13, the amount of the deduction is changed, as provided in this Section 8, or the Employee withdraws or is considered to have withdrawn from the Plan under Section 15 or 16.

     All amounts credited to the Stock Purchase Accounts of participating Employees shall be held in the general funds of the Company but shall be used from time to time in accordance with the provisions of the Plan.


9.   Limitations on the Granting of Options
     --------------------------------------

     Anything in the Plan to the contrary notwithstanding, no participating employee may be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company and its parent and subsidiary companies (if any) to accrue at a rate which exceeds $25,000. of the Fair Market Value of such Common Stock (determined at the time such option is granted) f or each calendar year in which such option is outstanding at any time. For purposes of this Section 9:

       (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

       (ii) the right to purchase stock under an o option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year; and

       (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

     No participating Employee may be granted an option hereunder if such Employee, immediately after the option is granted, owns (within the meaning of Section 423 (b) (3) of the Code) stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the respective meanings set forth in section 424 of the Code.


10.  Stock Purchase Amounts
     ----------------------

     The amount deducted from the Compensation of each participating Employee shall be credited to his individual Stock Purchase Account. Employees participating in the Plan may not make direct cash payments to their Stock Purchase Accounts.

     Following the close of each Purchase Period, the Company will furnish to each participating Employee a statement of that Employee's individual Stock Purchase account. This statement shall show (i) the total amount of payroll deductions for the Purchase Period just closed, (ii) the number of full shares (and the purchase price per share) of Common Stock purchased, pursuant to the provisions of Section 11, by the participating Employee for the Purchase Period, and (iii) any remaining balance of payroll deductions which are to be refunded to the Employee following the close of the Purchase Period (or carried forward to the next Purchase Period in the case of amounts representing fractional shares).


11.  Issuance and Purchase of Common Stock
     -------------------------------------

     Shares of Common Stock may be purchased by a participating Employee only on the Exercise Date for each Purchase Period; and the options which the Company grants to participating Employees for the purchase of Common Stock for a Purchase Period may be exercised only on the Exercise Date. No fractional shares of Common Stock may be purchased hereunder. The purchase price per share shall be determined as set forth in Section 7.

     A participating Employee who purchases Common Stock, pursuant to the exercise of options granted under the Plan, shall purchase as many full shares as shall be stated in the Participation Election that the Employee has completed, subject to the limitations set forth in Sections 5, 8, 9, 12 and 17; provided that in no event may shares be purchased other than by application of the balance in the Stock Purchase Account on the Exercise Date and that in no event may a participating Employee purchase a greater number of shares than would be purchasable at the purchase price determined in accordance with Section 7 through the application of the balance in his Stock Purchase Account on the Exercise Date for the Purchase Period to which the option relates. Any balance remaining in such a participating Employee's Stock Purchase Account following an Exercise Date shall be refunded to the Employee as soon as practicable thereafter; provided, however, that the participating Employee may elect to carry over any such balance representing a fractional share to the next succeeding Purchase Period.

     Certificates for Common Stock so purchased shall be delivered to the employee as soon as practicable.

     All rights as an owner of shares of the Common Stock purchased under the Plan shall accrue to the participating Employee who purchased the shares effective as of the Exercise Date on which the amounts credited to his Stock Purchase Account were applied to the purchase of the shares; and such Employee shall not have any rights as a shareholder prior to such Exercise Date .by reason of his having elected to purchase such shares.


12.  Dilution or Other Adjustment
     ----------------------------

     If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization (other than a reincorporation in another state), or liquidation, then the options outstanding under the Plan shall be exercised immediately prior to the effective-date of such transaction, and such date shall accordingly qualify as an Exercise Date under Section 7. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of the shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the purchase price and other terms of purchase for shares subject to outstanding Participation Elections for the Purchase Period occurring at such time, in the number and kind of shares or other securities which may by purchased for such Purchase Period, in the aggregate number of shares which may be purchased under the Plan, and in the maximum number and kind of shares which may be purchased per Employee in any Purchase Period. Any such adjustment in the shares or other securities subject to the outstanding options granted to such Employee (including any adjustments in the option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

13.  No Assignment of Plan Rights or of Purchased Stock
     --------------------------------------------------

     An Employee must promptly advise the Company if a disposition shall be made of any shares of Common Stock purchased by him under the Plan if such disposition shall have occurred within two years of the commencement of the Purchase Period in which he purchased such shares.

     A participating Employee's privilege to purchase Common Stock under the Plan can be exercised only by him; and he cannot purchase Common Stock for someone else, although he may designate (in accordance with the provisions of Section 5) that stock certificates of Common Stock purchased by the Employee be issued in the joint names of the Employee and a family member.

     An Employee participating in the Plan may not sell, transfer, pledge, or assign to any other person any interest, privilege or right under the Plan or in any amounts credited to his Stock Purchase Account; and if this provision shall be violated, his election to purchase Common Stock shall terminate, and the only right remaining thereunder will be to have paid to the person entitled thereto the amount then credited to the Employee's Stock Purchase Account.


14.  Suspension of Deductions
     ------------------------

           A participating Employee's payroll deductions under the Plan shall be suspended if on account of a leave of absence, layoff or other reason a participating Employee does not have sufficient Compensation in any payroll period to permit payroll deductions authorized under the Plan to be made in full. The suspension will last until the participating Employee again has sufficient Compensation to permit such payroll deductions to be made in full; but if the suspension shall not have been removed by the Exercise Date for the Purchase Period in which it began, shares will be purchased to the extent that the employee contributed funds prior to the suspension of deductions. In the event of voluntary withdrawal or termination of employment, funds will be returned to the employee as provided in Section 15.


15.  Withdrawal from, and Reparticipation in the Plan
     ------------------------------------------------

     During any Purchase Period a participating Employee may withdraw from the Plan at any time prior to the Exercise Date for the Purchase Period; and, subject to, and in accordance with the provisions of Sections 5 and 8, he may again participate in the Plan at the beginning of any Purchase Period subsequent to the Purchase Period in which he withdrew. Withdrawal of a participating Employee shall be effected by written notification prior to such Exercise Date to the Company on a form which the Company shall provide for this purpose ("Notice of Withdrawal"). In the event a participating Employee shall withdraw from the Plan, all amounts then credited to his Stock Purchase Account shall be returned as soon as practicable after his Notice of Withdrawal shall have been received.

     If an Employee's payroll deductions shall be interrupted by any legal process, a Notice of Withdrawal will be considered as having been received on the day the interruption shall occur.


16.  Termination of Participation
     ----------------------------

     A participating Employee's right to continue participation in the Plan will terminate upon the earliest to occur of (i) the Company's termination of the Plan, (ii) the Employee's transfer to ineligible employment status, or (iii) retirement, disability, death or other termination of employment with the Company. Upon the termination of an Employee's right to continue participation in the Plan on account of the occurrence of any of the foregoing events, all amounts then credited to the individuals Stock Purchase Account not already used for the purchase of Common Stock will be repaid as soon as practicable. Such repayments shall be made to the participating Employee unless the termination of participation occurred by reason of such Employee's death, in which event such repayment shall be made to such Employee's beneficiary. For this purpose, an Employee's beneficiary shall be the person, persons or entity designated by the Employee on a form prescribed by and delivered to the Company or, in the absence of an effective beneficiary designation, the Employee's estate; provided, however, that the determination of the Employee's beneficiary hereunder shall be subject to any applicable community property or other laws.


17.  Apportionment of Stock
     ----------------------

     If at any time shares of Common Stock authorized for purposes of the Plan shall not be available in sufficient number to meet the purchase requirements under all outstanding Participation elections, the Committee shall apportion the remaining available shares among the participating Employees on a pro rata basis. In no case shall any apportionment of shares be made with respect to a participating Employee's election to purchase unless such election is then in effect (subject only to any suspension provided for in the Plan). The Committee shall give notice of such apportionment and of the method of apportionment used to each participating Employee to whom shares shall have been apportioned.

l8.  Government Regulations
     ----------------------

     The Plan, and the obligation of the Company to issue, sell and deliver Common Stock under the Plan are subject to all applicable laws and to all applicable rules, regulations and approvals of government agencies.


19.  Amendment or Termination
     ------------------------


     The Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that no amendment (other than an amendment authorized by Section 12) may be made increasing the aggregate number of shares of Common Stock which may be issued pursuant to the Plan, reducing the minimum purchase price at which shares may be purchase, hereunder, extending the maximum period during which shares may be purchased hereunder or changing the class of employees eligible to participate hereunder; without the approved of the holders of a majority of the outstanding voting shares of the Company.

20.  Effective Date
     --------------

     The Plan shall become effective on the later of the IPO date (as hereafter defined) or (ii) the date of its adoption by the Board of Directors of the Company, subject to approval of the Plan by the Company's shareholders within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No shares of the Common Stock may be issued under the Plan until such shareholder approval has been obtained. For purposes of this Section 20, the "IPO Date" shall mean the date on which shares of Common Stock of the Company are first sold to the public.


21.  Termination
     -----------

     The Plan shall terminate on December 31, 2003. Any unexpired Purchase Period that commenced prior to such termination date shall forthwith expire on such termination date, which shall be deemed the Exercise Date for such Purchase Period.

                         CREDENCE SYSTEMS CORPORATION
                                     PROXY

          Annual Meeting of Stockholders to be held on March 26, 1997

        This Proxy is Solicited on Behalf of the Board of Directors of
                         Credence Systems Corporation


The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on March 26, 1997 and the Proxy Statement and appoints Jerry Bruce and Richard Y. Okumoto and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Credence Systems Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 215 Fourier Avenue, Fremont, California 94539, on Wednesday, March 26, 1997 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                           PLEASE MARK     [X]
                                                           YOUR VOTES AS
                                                           INDICATED IN
                                                           THIS EXAMPLE

1. To elect the following two directors to serve for a three-year term ending upon the year 2000 Annual Meeting of stockholders or until their successors are elected and qualified:


                                        WITHHOLD
                                       AUTHORITY
                                FOR     TO VOTE

Henk J. Evenhuis                [_]       [_]

Bernard V. Vonderschmitt        [_]       [_]


2. FOR      AGAINST      ABSTAIN        To approve a series of amendments to
   [_]       [_]           [_]          the Company's 1993 Stock Option Plan
                                        including an increase to the number of
                                        shares of Common Stock reserved for
                                        issuance thereunder by an additional
                                        500,000 shares

3. FOR      AGAINST      ABSTAIN        To approve an amendment to the
   [_]       [_]           [_]          Company's Employee Stock Purchase Plan
                                        to increase the number of shares of
                                        Common Stock reserved for issuance
                                        thereunder by an additional 200,000
                                        shares and to extend the termination
                                        date of such plan to December 31, 2003.

4. FOR      AGAINST      ABSTAIN        To ratify the appointment of Ernst &
   [_]       [_]           [_]          Young LLP as independent auditors of
                                        the Company for the fiscal year ending
                                        October 31, 1997.

5. FOR      AGAINST      ABSTAIN        To transact such other business as may
   [_]       [_]           [_]          properly come before the Annual
                                        Meeting or any adjournment or
                                        postponement thereof.


The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR the election of the directors listed above and FOR the other proposals if no specification is made.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:


--------------------------------
 (Print name(s) on certificate)


Please sign your name:                                  Date:
                      ---------------------------------      ------------------
                        (Authorized Signature(s))

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